Exhibit 99.1

News Release

FOR IMMEDIATE RELEASE

SILICON GRAPHICS REPORTS SECOND QUARTER FISCAL YEAR 2009 RESULTS

SUNNYVALE, Calif. (February 5, 2009) — Silicon Graphics, Inc. (NASDAQ: SGIC) today announced financial results for its second fiscal quarter ended December 26, 2008.

Revenue for the second quarter was $82.8 million, compared to $92.8 million in the previous quarter and $90.1 million in the second quarter of the prior year. The company’s net loss for the quarter was $49.2 million, or $4.24 per share, versus a net loss of $33.7 million or $2.91 per share last quarter and $42.2 million or $3.78 per share in the second quarter of the prior year.

Excluding charges for restructuring and impairment of investments, earnings before interest, taxes, depreciation and amortization (EBITDA) for the second quarter was a loss of $17.3 million, compared to a loss of $13.2 million for the previous quarter and a loss of $22.1 million in the second quarter of the prior year.

Pro forma revenue, a non-GAAP measure, for the second quarter was $89.3 million, compared to $117.5 million in the previous quarter and $109.1 million in the second quarter of the prior year. Pro forma revenue excludes the effect of Statement of Accounting Position (SOP) 97-2, which requires the deferral of revenue in certain circumstances under software revenue recognition rules and is useful when considered in connection with revenue as calculated under GAAP.

Bookings for the second quarter were $68 million, compared to $58 million in the first quarter and $100 million in the second quarter of the prior year. Bookings are calculated as the sum of all committed purchase orders for products and professional services deliverable within 12 months.

The company achieved key milestones and furthered its product and operational strategy during the quarter:

•        NASA Ames Research Center in Mountain View, California launched the world’s third fastest supercomputer, a SGI Altix ICE 8200EX system featuring 51,200-core Intel processors. This system was placed into operation much more quickly than other comparable systems.

Corporate Headquarters: 1140 E. Arques Ave. Sunnyvale, CA 94085 Telephone 408-524-1980 sgi.com MEDIA CONTACT Marla Robinson marlar@sgi.com 256.773.2371 SGI PR HOTLINE 408-524- 2810

Silicon Graphics, Inc. Reports Second Quarter Fiscal Year 2009 Results/2

•	Bookings increased about 17 percent compared to the first quarter and were strongest in the company’s government business, particularly defense applications.

•

The company unveiled Silicon Graphics® VUE, a suite of software solutions that combine visual information from any source application or platform, fuse it into an intuitive 3D viewing experience, and securely deliver that experience anywhere in the world using any device.

•	Silicon Graphics won multiple awards at the major industry conference Supercomputing 2008, and at GEOINT, the company held the first public demonstrations of its new visualization software family.

“With our strong foundation of government customers and our long-term strategy, our leading products and services continue to gain traction in a difficult economic situation,” said Silicon Graphics CEO Robert “Bo” Ewald. “We’ll remain focused on our core strengths and strategy of helping customers solve large data, compute and visually intensive problems, while we work inside the company to improve our operations and financial footing.”

“Given the economic environment, we are very focused on managing our expenses and working capital. We continue to implement the cost reduction measures we announced in December,” said Silicon Graphics CFO Greg Wood. “The benefit of these measures should begin to be seen in the second half of our fiscal year as we take aggressive action to return to profitability.”

“As we move into 2009, we have received very positive feedback from customers about our current and upcoming products, which include the recently announced VUE visualization tools and our ISLE software family,” added Ewald. “Meanwhile, governments around the world are beginning to take actions that should increase investments in IT spending in core government R&D programs. Many of our existing customers should see additional budgets and we are hopeful that we can serve their increasing needs.”

Conference Call

SGI will conduct a conference call today at 2:00 p.m. Pacific Standard Time (PST) to provide additional details. The Webcast is available at www.sgi.com/company_info/investors/webcast.html. The conference call can be accessed by dialing (866) 616-5665 or (816) 650-0772 for participants outside of North America, conference ID: 81349573. An audio replay of this call will be available after 5:00 p.m. PST today at (800) 642-1687 or (706) 645-9291 for individuals outside of North America, conference ID: 81349573 and will be available until February 12, 2009. After February 12, 2009, the call will be available as an archived Webcast. All links to the archived Webcast and audio replay will be available through the SGI Web site at www.sgi.com/company_info/investors/.

Silicon Graphics, Inc.

Silicon Graphics, Inc. (SGI) (NASDAQ: SGIC), is a leader in high-performance computing. SGI delivers a complete range of high-performance server and storage solutions along with industry-leading professional services and support that enable its customers to overcome the challenges of complex data-intensive workflows and accelerate breakthrough discoveries, innovation and information transformation. SGI solutions help customers solve their computing challenges whether it’s enhancing the quality of life through drug research, designing and manufacturing safer and more efficient cars and

Silicon Graphics, Inc. Reports Second Quarter Fiscal Year 2009 Results/3

airplanes, studying global climate, providing technologies for homeland security and defense, or helping enterprises manage large data. With offices worldwide, the company is headquartered in Sunnyvale, California, and can be found on the Web at www.sgi.com.

Note: The main number for SGI corporate headquarters is 408-524-1980.

—end—

© 2009 SGI. All rights reserved. SGI, the SGI cube, Silicon Graphics VUE and the SGI logo are registered trademarks of SGI in the United States and/or other countries worldwide. All other trademarks mentioned herein are the property of their respective owners.

This press release contains forward-looking statements, including statements relating to expense controls, cash management and new products that are subject to risks and uncertainties that could cause actual results to differ materially from those set forth herein, including the risks and uncertainties discussed under the caption “Risk Factors” and elsewhere in SGI’s Form 10-K or Form 10-Q most recently filed with the Securities and Exchange Commission. These forward-looking statements speak only as of the date hereof. SGI disclaims any intent or obligation to update these forward-looking statements.

SILICON GRAPHICS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts, unaudited)

	Three Months Ended
	Dec. 26, 2008	Sep. 26, 2008	Dec. 28, 2007
Product and other revenue	$38,619	$44,531	$40,460
Product revenue from related party (1)	1,114	684	2,953
Services revenue	43,043	47,544	46,698

Total revenue	82,776	92,759	90,111
Costs and expenses:
Cost of product and other revenue	32,308	34,849	34,938
Cost of services revenue	28,606	28,664	27,310
Research and development	14,297	15,096	14,464
Selling, general and administrative	35,065	36,862	44,163
Restructuring expenses	10,734	3,809	20

Total costs and expenses	121,010	119,280	120,895

Operating loss	(38,234)	(26,521)	(30,784)
Interest expense	(1,781)	(1,019)	(1,017)
Interest expense from related parties	(3,457)	(3,124)	(1,973)
Interest and other income (expense), net	(5,303)	(381)	(6,970)

Loss before income taxes	(48,775)	(31,045)	(40,744)
Income tax provision	425	2,652	1,432

Net loss	$(49,200)	$(33,697)	$(42,176)

Net loss per share:
Basic	$(4.24)	$(2.91)	$(3.78)

Diluted	$(4.24)	$(2.91)	$(3.78)

Weighted-average shares used to compute net loss per share:
Basic	11,614	11,597	11,147

Diluted	11,614	11,597	11,147

(1)	Represents product sales to SGI Japan, a related party of which we own a 10% interest

SILICON GRAPHICS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

	Dec. 26, 2008	Sept. 26, 2008
	(Unaudited)	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$34,995	$36,186
Short-term marketable investments	1,098	179
Short-term restricted investments	3,783	2,330
Accounts receivable, net	48,633	68,819
Inventories	49,546	51,370
Prepaid expenses	6,808	7,098
Other current assets	74,234	82,139

Total current assets	219,097	248,121
Restricted investments	2,087	1,846
Property and equipment, net	33,296	36,363
Other intangibles, net	46,818	50,481
Other non-current assets, net	89,164	93,621

Total assets	$390,462	$430,432

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Accounts payable	$17,311	$31,917
Accrued compensation	22,339	25,737
Income taxes payable	2,161	3,549
Other current liabilities	45,648	44,260
Current portion of long-term debt	—	17,000
Current portion of deferred revenue	171,040	163,819

Total current liabilities	258,499	286,282
Long-term debt	157,378	116,407
Non-current portion of deferred revenue	75,869	80,105
Long-term income taxes payable	20,926	23,124
Other non-current liabilities	13,876	13,184

Total liabilities	526,548	519,102

Total stockholders’ deficit	(136,086)	(88,670)

Total liabilities and stockholders’ deficit	$390,462	$430,432

EBITDA (excluding charges for restructuring and impairment of investments)

Three Months Ended:	26-Dec-08	26-Sep-08	28-Dec-07
	(in thousands)
Net Loss	$(49,200)	$(33,697)	$(42,176)

Interest expense	5,238	4,144	2,990
Income taxes	425	2,652	1,432
Depreciation and amortization	8,888	9,845	9,453

EBITDA (1)	(34,649)	(17,056)	(28,301)

Restructuring charges	10,734	3,809	20
Impairment charges	6,573	—	6,149

EBITDA, excluding charges for restructuring and impairment of investments (2) (3)	$(17,342)	$(13,247)	$(22,132)

(1)	The Company believes EBITDA is useful in understanding its financial performance as a supplement to net income/(loss) and other performance measures calculated in conformity with accounting principles generally accepted in the United States (“GAAP”). The Company believes that EBITDA is useful to investors in evaluating its operating performance because it provides a measure of operating results unaffected by differences in capital structures, capital investment cycles and ages of related assets among otherwise comparable companies in the Company’s industry. EBITDA has limitations as an analytical tool, and should not be considered in isolation or as a substitute for any measure reported under GAAP. EBITDA’s usefulness as a performance measure as compared to net income/(loss) is limited by the fact that EBITDA excludes the impact of interest expense, depreciation and amortization expense and taxes. The Company borrows money in order to finance operations; therefore, interest expense is a necessary element of its costs and ability to generate revenue. Similarly, the Company’s use of capital assets makes depreciation and amortization expense a necessary element of its costs and ability to generate income. The Company believes EBITDA is useful to both management and investors as a measure of performance, but this measure should be viewed in conjunction with GAAP measures of performance, such as net income/(loss) and revenue.
(2)	The Company believes EBITDA, excluding charges for restructuring and impairment of investments (“Adjusted EBITDA”), is useful to both management and investors in comparing its financial results across previous periods, particularly when viewed in connection with GAAP measures of performance, such as net income/(loss).
(3)	In the quarters following emergence from bankruptcy beginning with the second fiscal quarter of 2007 and continuing to the first quarter of fiscal 2009, the Company reported an Adjusted EBITDA which excluded the impact of fresh start accounting under SOP 90-7, revenue deferrals under SOP 97-2, amortization of intangible assets, stock-based compensation under statement of financial accounting standard 123-R, non-cash items relating to the acquisition of Linux Networks, impairment of assets, gains or losses on foreign exchange and other income and expense. The previously reported Adjusted EBITDA was developed to facilitate a comparison of the Company’s financial results to previous periods given significant non-operating charges following emergence from bankruptcy. The Company believes that this measure served an important transition purpose and is now no longer necessary to facilitate understanding of the Company’s financial statements. However, the Company will continue to supplement its disclosure with EBITDA and Adjusted EBITDA measures (discussed in Notes 1 and 2).